THIS DOCUMENT IS A COPY OF THE EMPLOYMENT AGREEMENT FILED ON MAY
15, 1996 PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION


                       EMPLOYMENT AGREEMENT

   THIS AGREEMENT is made on this 22nd day of October, 1993,
between LIBERTY NATIONAL BANK ("Bank"), having a principal place of business at One Pacific Plaza, 7777 Center Avenue, Huntington
Beach, California 92647, and CURT A. CHRISTIANSSEN ("Executive"),
whose residence is 2716 Cheryl Court, Simi Valley, California
93063.
                       W I T N E S S E T H
   WHEREAS, Bank is a national banking association duly organized, validly existing, and in good standing under the laws of the
United States of America, with power to own property and carry on its business as it is now being conducted;
   WHEREAS, Bank desires to avail itself of the skill, knowledge and experience of Executive in order to insure the successful management of its business; and
   WHEREAS, the parties hereto desire to specify the terms of
Executive's employment by Bank;
   NOW, THEREFORE, in consideration of the mutual covenants
hereinafter set forth, it is agreed that from and after October
22,  1993, (the "Effective Date"), the following terms and
conditions shall apply to Executive's said employment:
   A.   TERM OF EMPLOYMENT
        1.   Term.  Bank hereby employs Executive and Executive
hereby accepts employment with Bank for the period commencing with the Effective Date and terminating on December 31, 1996 (the
"Term"), subject, however, to prior termination of this Agreement as hereinafter provided.  Where used herein, "Term" shall refer to the entire period of employment of Executive by Bank hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided.
   B.   DUTIES OF EXECUTIVE
        1.   Duties.  Executive shall perform the duties of Chief
Financial Officer of Bank, which includes, but are not limited to those duties specified on the Bank's Job Description for the position of Chief Financial Officer, subject to the powers by law vested in the Board of Directors of Bank and in Bank's
shareholders.  However, the duties of Executive may be changed from time to time by the mutual consent of Executive and Bank without resulting in a rescission of this Agreement.
Notwithstanding any such change from the duties originally
assigned and specified above, or hereafter assigned, the
employment of Executive shall be construed as continuing under this Agreement as modified.  During the Term, Executive shall perform exclusively the services herein contemplated to be
performed by Executive faithfully, diligently and to the best of
Executive's ability, consistent with the highest and best
standards of the banking industry and in compliance with all applicable laws and Bank's Articles of Association and Bylaws.
        2.   Conflicts of Interests.  Except as permitted by the
prior written consent of the Board of Directors of Bank, Executive shall devote Executive's entire productive time, ability and attention to the business of Bank during the Term and Executive shall not directly or indirectly render any services of a
business, commercial or professional nature, to any other person, firm or corporation whether for compensation or otherwise, which are in conflict with Bank's interests.
   C.   COMPENSATION
        1.   Base Salary.  For Executive's services hereunder, Bank
shall pay or cause to be paid as base salary to Executive the amount of Seven Thousand Six Hundred Twenty-five Dollars ($7,625)
per month during the Term, beginning with the Effective Date.  The month of October, 1993, and any month during which Executive's employment may be terminated shall be prorated accordingly.
        2.   Bonus Program.  Executive shall be entitled to
participate in the Higgins bonus program or any bonus program which may be approved by the Board of Directors from time to time to replace the Higgins program.
        3.   Performance Bonus.  Executive may receive additional
performance bonuses, if any, as the Board of Directors, in its sole discretion, shall determine.
        4.   Fixed Bonuses.  Executive shall receive bonuses in the
following amounts and at the following times: (i) $6,700 six months after commencement of employment; (ii) $6,700 on the first anniversary after commencement of employment; (iii) $6,700 on the second anniversary after commencement of employment; and (iv)
$6,700 on the third anniversary after commencement of employment;
provided, however, Executive shall not be entitled to receive any bonus payment(s) due after Executive's employment is terminated if terminated pursuant to Paragraphs F.1., F.2. or F.3., or if
terminated by Executive pursuant to Paragraph F.4., except if
Executive terminates his employment for "Good Cause," as
hereinafter defined, in which case Executive shall be entitled to receive the bonus payment(s) due after termination of his
employment.
        5.   Good Cause.
             (a)  In the event there has been a "Change in Control"
of Bank, as hereinafter defined, Executive may terminate his employment for "Good Cause," as hereinafter defined.  Termination pursuant to this Paragraph C.5. shall be effective thirty (30)
days after notice of termination.
             (b)  For purposes of this Paragraph C.5., a "Change in
Control" shall be deemed to have occurred: (i) in the event of a merger or consolidation where Bank is not the surviving
corporation, except where Bank's shareholders exchange their interests in Bank for more than fifty percent (50%) control of the surviving corporation; (ii) in the event of a transfer of all or substantially all of the assets of Bank; (iii) in the event of any other corporate reorganization where there is a change in
ownership of more than fifty percent (50%), except as may result from a transfer of shares to another corporation in exchange for more than fifty percent (50%) control of that corporation; or (iv)
in the event of a change or changes in the composition of the
Board of Directors of Bank resulting in a majority of the present directors not constituting a majority of the Board of Directors;
provided that in making such determination directors who were elected by, or on the recommendation of, such present majority, shall be included as a present director.
             (c)  For purposes of this Paragraph C.5., the
following shall constitute "Good Cause": (i) subsequent to a
Change in Control of Bank, and without Executive's express written consent, the assignment to Executive of any duties substantially inconsistent with Executive's positions, duties, responsibilities and status with Bank immediately prior to the Change in Control, or a substantial change in Executive's reporting responsibilities, titles or offices as in effect immediately prior to the Change in
Control, or any removal of Executive from or any failure to re-elect Executive to any of such positions, except in connection with the termination of Executive's employment pursuant to
Paragraphs F.1. or F.2., or as a result of Executive's retirement, or by Executive other than for "Good Cause"; (ii) subsequent to a
Change in Control of Bank, a twenty percent (20%) or greater reduction by Bank in Executive's base salary as in effect on the
Effective Date or as the same may be increased from time to time;
(iii) subsequent to a Change in Control of Bank and without
Executive's express written consent, Bank's requiring Executive to be based anywhere other than within fifteen (15) miles of Bank's present head office location, exclusive of required travel on Bank business; or (iv) subsequent to a Change in Control of Bank, the failure by Bank to obtain the assumption of the agreement to perform this Agreement by any successor as contemplated in
Paragraph G.5. hereof.
   D.   EXECUTIVE BENEFITS
        1.   Vacation and Sick Pay.  Executive shall be entitled to
a reasonable vacation during the Term, in accordance with Bank's
Personnel Policy; provided, however, that at least two (2) weeks of said vacation (the "Mandatory Vacation"), shall be taken
consecutively.  Executive shall also be entitled to sick pay in accordance with Bank's Personnel Policy.
        2.   Group Medical and Life Insurance Benefits.  During the
Term Bank shall provide for medical and life insurance benefits to
Executive in accordance with Bank's standard employee benefits.
   E.   BUSINESS EXPENSES AND REIMBURSEMENT
        1.   Business Expenses.  Executive shall be entitled to
reimbursement by Bank for any ordinary and necessary business expenses incurred by Executive in the performance of Executive's duties and in acting for Bank during the Term, which types of expenditures shall be determined by the Board of Directors,
provided that:
             (a)  Each such expenditure is of a nature qualifying
it as a proper deduction on the federal and state income tax returns of Bank as a business expense and not as deductible
compensation to Executive; and
             (b)  Executive furnishes to Bank adequate records and
other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of Bank and not as deductible compensation to Executive.
        2.   Reimbursement.  Executive agrees that, if at any time
payment made to Executive by Bank, whether for salary or whether as business expense reimbursement, shall be disallowed in whole or in part as a deductible business expense by the appropriate taxing authorities, Executive shall reimburse Bank to the full extent of such disallowance, with interest thereon at the rate of six
percent (6%) per annum, from the date of disallowance.
   F.   TERMINATION
        1.   Termination.  Bank may terminate this Agreement at any
time without further obligation or liability to Executive, by action of the Board of Directors:
             (a)  If Executive fails to perform or habitually
neglects Executive's duties;
             (b)  If Executive engages in illegal activity which
materially adversely affects Bank's reputation in the community or which evidences the lack of Executive's fitness or ability to perform Executive's duties as determined by the Board of Directors in good faith;
             (c)  If Executive has committed any act which would
cause termination of coverage under Bank's Bankers Blanket Bond as to Employee, as distinguished from termination of coverage as to
Bank as a whole;
             (d)  If Executive is deceased; or
             (e)  If Executive is found to be physically or
mentally incapable of performing Executive's duties for a period of sixty (60) days or greater by the Board of Directors, in good faith.  Such termination shall not prejudice any remedy which Bank may have at law, in equity, or under this Agreement.  Termination pursuant to this Paragraph F.1 shall become effective two (2) days after notice of termination.
        2.   Action by Supervisory Authority.  This Agreement shall
terminate immediately without further liability or obligation to
Executive:
             (a)  If Bank is closed or taken over by the
Comptroller of the Currency or other supervisory authority,
including the Federal Deposit Insurance Corporation; or
             (b)  If such supervisory authority should exercise its
cease and desist powers to remove Executive from office.
        3.   Merger or Corporate Dissolution.  In the event of a
merger where Bank is not the surviving corporation, in the event of a consolidation, in the event of a transfer of all or
substantially all of the assets of Bank, or in the event of any other corporate reorganization this Agreement shall not be
terminated.  Bank shall take all actions necessary to insure that the surviving or resulting corporation, if other than the Bank, or the transferee of Bank's assets, is bound by and shall have the benefit of the provisions of this Agreement.  In the case of the
Bank's dissolution, this Agreement shall be terminated.
        4.   Termination Without Cause.  Notwithstanding anything
to the contrary herein, Executive's employment may be terminated at any time, without cause by Bank, upon five (5) days' written notice of termination to Executive, and Executive's employment may be terminated at any time by Executive upon ninety (90) days'
written notice of termination to Bank.  In the event Bank elects to terminate Executive's employment pursuant to the provisions hereof,  Executive shall be entitled to compensation equal to
three (3)    months' base salary, payable in equal installments
over a three (3) month period in conformity with Bank's normal payroll periods. In the event Executive elects to terminate his employment pursuant to the provisions hereof, including Paragraph
C.5., Bank shall not be entitled to any compensation.
        5. Effect of Termination. In the event of the termination of this Agreement prior to the completion of the Term for any of the reasons specified in Paragraphs F.1 through F.4, Executive shall be entitled to the salary earned by Executive prior to the date of termination as provided for in this Agreement, computed pro rata up to and including that date and accrued but unused vacation time; but Executive shall be entitled to no further compensation for services rendered after the date of termination.
   G.   GENERAL PROVISIONS
        1. Trade Secrets. During the Term, Executive will have access to and become acquainted with what Executive and Bank acknowledge are trade secrets, to wit, knowledge or data concerning Bank, including its operations and business, and the identity of customers of Bank, including knowledge of their financial condition, their financial needs, as well as their methods of doing business. Executive shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the Term or for a period of one (1) year after the termination of this Agreement, except as required in the course of Executive's employment with Bank.
        2. Covenant Not to Compete. Executive hereby covenants and agrees that for a period of one (1) year after termination of Executive's employment and for any period during which Executive receives any compensation from Bank, whether pursuant to Paragraph
F.4 or otherwise, Executive shall not engage in the business of banking within a ten (10) mile radius of Bank's head office, whether as employee, agent, consultant, principal, partner, 10% shareholder, director, or otherwise; provided, however, this covenant shall not apply if Bank terminates Executive's employment pursuant to Paragraph F.4. or if Executive terminates his employment pursuant to Paragraph F.4. for other than Good Cause.
        3. Return of Documents. Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used and/or developed by Executive during his employment with Bank are solely the property of Bank, and that Executive has no right, title or interest therein. Upon termination of Executive's employment, Executive or Executive's representative shall promptly deliver possession of all of said property to Bank in good condition.
        4. Notices. Any notice, request, demand or other communication required or permitted hereunder shall be deemed to be properly given when personally served in writing, when deposited in the United States mail, postage prepaid, or when communicated to a public telegraph company for transmittal, addressed to the party at the address appearing at the beginning of this Agreement. Either party may change its address by written notice in accordance with this paragraph.
        5. Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, administrators, successors and assigns.
        6. Applicable Law. Except to the extent governed by the Laws of the United States, this Agreement is to be governed by and construed under the laws of the State of California.
        7. Captions and Paragraph Headings. Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.
        8. Invalid Provisions. Should any provisions of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.
        9. Entire Agreement. This Agreement contains the entire agreement of the parties. It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Bank except any Stock Option Agreements between Executive and Bank. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.
This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by Bank and Executive.
        10. Arbitration. In the event that any dispute shall arise between the parties concerning the provisions of this Agreement or the performance of any part of the obligations hereunder, or in the event of an alleged breach of this Agreement by any of the parties hereto, and the parties are unable to mutually adjust and settle same, such dispute or disputes shall be submitted to binding arbitration pursuant to the applicable rules of the American Arbitration Association, and the decision and determination of the arbitrators shall be final and conclusive.
The prevailing party shall be entitled to attorneys' fees and costs.

   IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 LIBERTY NATIONAL BANK


                                 By   /s/ Philip S. Inglee
                                      --------------------
                                      Philip S. Inglee,
                                      President
                                      & Chief Executive Officer

                                 By   /s/ Curt A. Christianssen
                                      -------------------------
                                      CURT A. CHRISTIANSSEN


            SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement between Liberty
National Bank, a national banking association ("Bank"), and Curt A. Christianssen ("Executive") is made effective on the 17th day of August, 1995 (the "Effective Date"), with reference to the following:


RECITALS

   WHEREAS, Bank and Executive have previously entered into an Employment Agreement dated October 22, 1993, which was amended on July 20, 1995 (the "Employment Agreement");
   WHEREAS, the Board of Directors of Bank has determined that it is in the best interest of Bank to negotiate with various entities in order to effect a reorganization and recapitalization of Bank which would involve an acquisition by or merger with another entity; and
   WHEREAS, Executive's effors will play an instrumental role in the success of the negotiations and ultimately the consummation of the acquisition or merger;

AGREEMENT

   NOW, THEREFORE, in consideration of the covenants contained herein, it is agreed that from and after the Effective Date:

   1.   Amendement

   Paragraph C.6 of the Employment Agreement shall be amended as set forth below:

   "6. Bonus. Executive shall be entitled to and shall receive a bonus in the amount of $25,000 within ten (10) days of the date that an acquisition or merger of the Bank is effected. This bonus shall be effective only upon the closing of a merger or acquisition during the Term."

   2.   First Amendment

   The First Amendment dated July 20, 1995, is hereby superseded.

   3.   Continued Effect

   All other terms and conditions of the Employment Agreement shall remain in full force and effect.

   IN WITNESS WHEREOF, this Second Amendment to Employment
Agreement has been duly executed and delivered as of the Effective
Date.


                            LIBERTY NATIONAL BANK

                            By:  /s/ Philip S. Inglee
                                 --------------------
                                 Philip S. Inglee
                                 President and CEO


                                 /s/ Curt A. Christianssen
                                 --------------------------
                                 Curt A. Christianssen